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                                                                 EXHIBIT 23.1


                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Form 8-K/A of Phoenix Technologies Ltd. amending its Form 8-K, originally filed with the Securities and Exchange Commission on September 29, 1998, of our report dated January 29, 1998 included in its Registration Statement on Form S-4 (No. 333-53607) dated May 26, 1998 relating to the financial statements of Award Software International, Inc. for the three years ended December 31, 1997.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
San Jose, California


May 26, 1998